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AT&T’s First-Quarter Results Highlighted by Wireless Gains, U-verse TV Growth, Double-Digit Increase in IP Data Revenues

▪	EPS of $0.53 versus $0.57 for the year-earlier first quarter; incremental noncash pension/retiree benefit costs reduced first-quarter 2009 EPS by $0.05, consistent with full-year outlook

▪	1.2 million net gain in total wireless subscribers to reach 78.2 million; 875,000 retail postpaid net adds, up 24.1 percent versus results in the year-earlier first quarter

▪	26.0 percent wireless operating income margin, 40.9 percent wireless OIBDA service margin, with sequential expansion reflecting iPhone benefits and continued operational improvements

▪
Continued strong integrated device adoption including more than 1.6 million iPhone 3G devices activated during the first quarter; the number of AT&T postpaid wireless subscribers with integrated devices more than doubled over the past year

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38.6 percent increase in wireless data revenues to $3.2 billion, more than double the total for the first quarter two years earlier; growth driven by messaging, Internet access, e-mail, access to applications and related services

▪	Fifth consecutive quarter with a year-over-year increase in wireless postpaid subscriber ARPU, up 2.1 percent versus the year-earlier quarter to $59.21

▪	Strong growth in AT&T U-verseSM TV subscribers, with a net increase of 284,000, nearly double the company’s gain in the year-earlier first quarter, to reach 1.3 million in service

▪	471,000 net increase in total broadband connections — wireline and wireless LaptopConnect cards — to reach 16.7 million in service

▪
16.4 percent growth in wireline IP data revenues driven by rapid expansion in AT&T U-verse services and growth in business products such as Virtual Private Networks (VPNs) and managed Internet services

Note: AT&T's first-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. ET on Wednesday, April 22, 2009, at www.att.com/investor.relations.

DALLAS, April 22, 2009 — AT&T Inc. (NYSE:T) today reported first-quarter results highlighted by improved postpaid wireless growth with a substantial step up in integrated device penetration, double-digit increases in revenues from IP-based and strategic business services, and further AT&T U-verse TV subscriber gains. Advances in these areas and solid cost management largely offset continuing economic pressures on consumers and businesses.

AT&T’s first-quarter revenues totaled $30.6 billion, net income attributable to AT&T was $3.1 billion, diluted earnings per share totaled $0.53 and cash from operating activities totaled $7.9 billion.

“These results demonstrate focused and disciplined execution as we work through a tough economy,” said Randall Stephenson, AT&T chairman and chief executive officer. “Our cost-improvement initiatives are on track, earnings and cash flow were solid, our balance sheet and credit metrics continue to be strong.

“Most important, during this down cycle we continue to invest in key growth areas like mobile broadband, more bandwidth to the home through our all-IP AT&T U-verse platform, and advanced global business solutions delivered over AT&T’s premier Internet backbone network. We have good momentum in all of these areas.

"I am particularly pleased with the success of our iPhone 3G initiative, which has driven strong high-end customer growth and delivered financial benefits ahead of our original outlook. Business and consumer expectations for mobility are on the rise, wireless innovation is flourishing and the opportunities ahead are substantial. AT&T is strongly positioned to lead in the next generation of wireless growth.”

First-Quarter Financial Results

For the quarter ended March 31, 2009, AT&T's consolidated revenues totaled $30.6 billion versus $30.7 billion in the year-earlier quarter, as growth in wireless and wireline data services in large part offset pressures from the macro-environment, including continuing declines in wireline voice access lines and business voice revenues.

Compared with results for the year-earlier quarter, AT&T's operating expenses for the first quarter of 2009 were $24.8 billion versus $24.8 billion; operating income was $5.7 billion versus $6.0 billion; and AT&T's operating income margin was 18.8 percent, compared with 19.5 percent.

First-quarter 2009 net income attributable to AT&T totaled $3.1 billion versus $3.5 billion in the year-earlier quarter, and earnings per diluted share totaled $0.53, compared with $0.57 in the first quarter of 2008.

First-quarter 2009 results included incremental noncash pension and retiree benefit expenses of more than $400 million, or $0.05 per diluted share, consistent with the company’s previously provided full-year outlook.

AT&T's cash from operating activities for the first quarter totaled $7.9 billion, capital expenditures totaled $3.4 billion and free cash flow (cash from operations minus capital expenditures) totaled $4.6 billion. Dividends paid totaled $2.4 billion.

Wireless Operational Highlights

AT&T’s first-quarter wireless growth was highlighted by postpaid subscriber gains that were up significantly from year-earlier levels, continued rapid adoption of integrated devices (handsets with QWERTY or virtual keyboards in addition to voice functionality) and wireless data services, and substantial sequential margin expansion reflecting operational improvements and iPhone benefits. Highlights include the following:

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Strong Postpaid Subscriber Gains. AT&T posted solid organic wireless subscriber gains in the first quarter, driven by a significant step up in retail postpaid net subscriber additions, which were 24.1 percent higher than in the year-earlier quarter. Versus results for the first quarter of 2008, postpaid gross adds totaled 3.0 million, up 9.2 percent; postpaid churn was stable at 1.2 percent; and postpaid net adds totaled 875,000, up from 705,000. This marked AT&T’s third consecutive quarter of double-digit year-over-year improvement in postpaid net adds. Total wireless subscribers increased by 1.2 million in the first quarter to reach 78.2 million in service, up 6.9 million over the past year.

▪
38.6 Percent Wireless Data Revenue Growth. Powered by AT&T’s premier wireless data network and an attractive device lineup, wireless data revenues increased by $884 million, or 38.6 percent, versus the year-earlier first quarter to $3.2 billion. Data represented 27.2 percent of AT&T’s first-quarter wireless service revenues, up from 21.5 percent in the year-earlier quarter and 16.0 percent in the first quarter of 2007. Wireless text messages on the AT&T network totaled more than 94 billion in the first quarter, more than double the total for the year-earlier quarter. Internet access and media bundle revenues also continued their solid growth.

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More Than 1.6 Million Apple iPhone 3G Activations. AT&T’s postpaid subscriber growth reflects continued success with iPhone 3G. In the first quarter, AT&T’s iPhone 3G activations totaled more than 1.6 million, more than 40 percent of them for customers who were new to the company. AT&T’s U.S. iPhone exclusive continues to deliver subscribers with ARPUs (average monthly revenues per subscriber) that are approximately 1.6 times higher and churn rates that are significantly lower than the company’s overall postpaid subscriber base.

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Strength in Integrated Devices. Including the iPhone, AT&T markets a compelling array of integrated devices ranging from advanced multifunction handsets for business customers to attractive quick messaging devices. In the first quarter, integrated devices accounted for more than 100 percent of the company’s postpaid net adds, reflecting strength in new customer sales. Over the past year, the number of integrated devices on AT&T’s network more than doubled, and at the end of the first quarter, 31.7 percent of AT&T’s 61.0 million postpaid subscribers had integrated devices.

▪
3G Leadership. The number of 3G devices on AT&T’s wireless network also more than doubled over the past year, and at the end of the first quarter, 40.8 percent of AT&T’s postpaid wireless subscribers had a 3G device, up from 19.5 percent one year earlier. AT&T’s 3G network is the nation’s fastest, according to data compiled by leading independent wireless research firms. AT&T also offers the broadest global coverage of any U.S. provider, with voice roaming available in more than 200 countries; access to
e-mail, the Web and other data applications in more than 170 countries; and access to mobile broadband 3G networks in more than 70 countries.

▪
Continued Retail Postpaid Subscriber ARPU Growth. Driven by strong wireless data growth, AT&T continues to expand postpaid wireless subscriber ARPU. Postpaid data ARPU was $16.48 in the first quarter, up $3.48 or 26.8 percent versus the year-earlier period. Total postpaid ARPU increased 2.1 percent versus the year-earlier first quarter to $59.21. This marked the ninth consecutive quarter AT&T has posted a year-over-year increase in postpaid ARPU.

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40.9 Percent Wireless OIBDA Service Margin. Wireless operating income growth and wireless margins were also strong. Versus results for the year-earlier first quarter, wireless operating expenses totaled $9.5 billion, up 7.3 percent, and operating income was $3.3 billion, up 13.0 percent. AT&T’s wireless operating income margin was 26.0 percent, up from 25.0 percent in the year-earlier quarter and 20.9 percent in the fourth quarter of 2008. AT&T’s first-quarter wireless OIBDA service margin was 40.9 percent, compared with 41.7 percent in the year-earlier period, and up 510 basis points from 35.8 percent in the fourth quarter of 2008. In addition to solid revenue growth, sequential margin expansion was driven by the success of AT&T’s iPhone strategy, continued operational improvements in network and support functions and typical seasonality. (OIBDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

Wireline Operational Highlights

AT&T’s first-quarter wireline results were led by further growth in AT&T U-verse subscribers, solid broadband results and a double-digit increase in revenues from IP-based and strategic business services such as Ethernet and VPNs. Highlights include the following:

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Strong AT&T U-verse Growth. AT&T U-verse TV subscribers in service increased by 284,000 in the first quarter — up from 148,000 added in the year-earlier first quarter and 264,000 in the fourth quarter of 2008 — to reach 1.3 million in service. This growth reflects the high quality of the AT&T U-verse video experience, which offers a host of advanced features including AT&T U-verse Total Home DVR, integrated voice and broadband service, and at least 100 High Definition channels in all markets in which the service is offered. AT&T U-verse TV continues to reach mid-teens penetration in areas marketed to for at least 18 months, and nearly 50 percent of AT&T U-verse TV subscribers take the largest video package. AT&T’s total video subscribers, which combine the company’s U-verse and bundled satellite customers, reached 3.5 million at the end of the first quarter, representing 12.6 percent of households served.

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Significant Step Up in Broadband Net Adds. AT&T U-verse TV’s high broadband attach rate, greater than 90 percent in the first quarter, combined with strong growth in stand-alone broadband bundles to drive a substantial sequential improvement in broadband net adds. Total broadband connections, which include wireline subscribers and wireless customers with 3G LaptopConnect cards, increased by 471,000 in the first quarter to reach 16.7 million in service. AT&T’s wired broadband connections increased by 359,000 in the first quarter versus 236,000 in the preceding quarter. In addition to AT&T’s high-quality wired and wireless options, broadband subscribers also benefit from access to AT&T’s industry-leading Wi-Fi footprint, with more than 20,000 hotspots in the United States and access to more than 80,000 hotspots around the world.

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Improved Trends in Consumer Revenue Connections. In the first quarter, U-verse TV net adds continued their growth, broadband net adds were up substantially versus the previous three quarters and the net gain in AT&T U-verse Voice connections was up more than 40 percent versus the fourth quarter of 2008. These improvements and the positive impact of AT&T U-verse penetration on access-line retention were reflected in AT&T’s smallest sequential decline in consumer connections (retail voice, high speed Internet and video) in three quarters. Combined, wireline consumer broadband and TV connections increased by 673,000 in the first quarter and 1.7 million over the past year. AT&T had 46.8 million total consumer connections at the end of the first quarter of 2009, compared with 49.3 million at the end of the first quarter of 2008 and 47.0 million at the end of the fourth quarter of 2008.

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Continued Growth in Revenues Per Household. Driven by increased U-verse and broadband penetration, wireline revenues per household were up 2.0 percent versus the year-earlier quarter. This marked AT&T’s fifth consecutive quarter of year-over-year growth in consumer wireline revenues per household. Total first-quarter wireline consumer revenues were $5.4 billion, compared with $5.8 billion in the year-earlier quarter, as declining voice revenues more than offset growth in video and broadband.

▪
16.4 Percent Growth in Wireline IP Data Revenues. AT&T posted its sixth consecutive quarter of mid-teens growth in total wireline IP data revenues, driven by expansion in AT&T U-verse services and growth in business products such as VPNs and managed Internet services. Consumer IP data revenues, from AT&T U-verse and broadband services, grew 23.0 percent, and business IP data revenues grew 10.5 percent. IP services now account for 46.8 percent of AT&T's total wireline data revenues, up from 42.3 percent in the year-earlier first quarter and 37.9 percent in the first quarter of 2007.

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19.6 Percent Business Strategic Revenue Growth. Revenues from the new-generation capabilities that lead AT&T’s most advanced solutions — including Ethernet, VPNs, hosting, IP conferencing and applications services — grew 19.6 percent year over year, continuing strong trends for this category over recent quarters. Progress in these product areas reflects the strength of AT&T’s network and its advanced product sets for business customers. Total first-quarter wireline business revenues — which include results from enterprise, wholesale, government, education, medical and small/midsize customers — were $10.7 billion versus $11.2 billion in the year-earlier quarter, reflecting economic impacts on both retail and wholesale customers, primarily from voice products and CPE.

About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company. Its subsidiaries and affiliates, AT&T operating companies, are the providers of AT&T services in the United States and around the world. Among their offerings are the world's most advanced IP-based business communications services, the nation’s fastest 3G network and the best wireless coverage worldwide, and the nation's leading high speed Internet access and voice services. In domestic markets, AT&T is known for the directory publishing and advertising sales leadership of its Yellow Pages and YELLOWPAGES.COM organizations, and the AT&T brand is licensed to innovators in such fields as communications equipment. As part of their three-screen integration strategy, AT&T operating companies are expanding their TV entertainment offerings. In 2009, AT&T again ranked No. 1 in the telecommunications industry on FORTUNE® magazine’s list of the World’s Most Admired Companies. Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at http://www.att.com.

© 2009 AT&T Intellectual Property. All rights reserved. AT&T, the AT&T logo and all other marks contained herein are trademarks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

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Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from Segment Operating Income (loss), as calculated in accordance with generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.